UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2023

PARDES BIOSCIENCES, INC.
 (Exact name of Registrant as Specified in Its Charter)

Delaware	001-40067	85-2696306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue , Suite 250
PMB#052
Carlsbad, CA 92008
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 415-649-8758

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2023, Pardes Biosciences, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MediPacific, Inc., a Delaware corporation (“Parent”), and MediPacific Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), on July 16, 2023.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on July 28, 2023, Merger Sub commenced a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), in exchange for (i) $2.13 per share of Common Stock (the “Cash Amount”) and (ii) one contingent value right (a “CVR”) associated with any future monetization of the Company’s antiviral drug development programs and related assets per share (together with the Cash Amount, the “Offer Price”), subject to and in accordance with the terms and conditions of the contingent value rights agreement (the “CVR Agreement”) and all upon the terms and subject to the conditions as set forth in the Offer to Purchase, dated July 28, 2023 (as amended and restated on August 17, 2023 and further supplemented on August 28, 2023, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, constituted the “Offer”).

The Offer expired at one minute following 11:59 p.m. Eastern Time on Wednesday, August 30, 2023. According to Continental Stock Transfer and Transfer Company, the depositary and paying agent for the Offer, 37,836,066 shares of Common Stock were validly tendered in accordance with the terms of the Offer and not validly withdrawn, representing approximately 60.9% of the aggregate number of then issued and outstanding shares of Common Stock. The number of shares of Common Stock tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied or waived, Merger Sub accepted for payment all shares of Common Stock validly tendered (and not validly withdrawn) prior to the expiration of the Offer and expects to promptly pay for such shares.

On August 31, 2023, as a result of its acceptance of, and payment for, the shares of Common Stock tendered in the Offer, Merger Sub acquired a sufficient number of shares of Common Stock to complete the merger of Merger Sub with and into the Company (the “Merger”), without a vote of the stockholders of the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. Accordingly, following the consummation of the Offer, Parent and Merger Sub effected the Merger pursuant to Section 251(h). At the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock (other than any shares of Common Stock (i) held in the treasury of the Company, (ii) owned, directly or indirectly, by Parent, Merger Sub or any subsidiary of Parent, (iii) irrevocably accepted for purchase in the Offer or (iv) held by any stockholders who were entitled to and who properly exercised appraisal rights under Delaware law) was converted into the right to receive the Offer Price from Merger Sub. At the Effective Time, the Company became a wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

Pursuant to the Merger Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders, the vesting of each option to purchase shares of Common Stock from the Company (each, a “Company Option”) was accelerated and (A) each Company Option that had an exercise price per share that was less than the Cash Amount (each, an “In-the-Money Option”) that was then outstanding was cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option was entitled to receive in consideration of the cancellation of such In-the-Money Option, (1) an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the product of (x) the total number of shares of Common Stock subject to such In-the-Money Option as of immediately prior to the Effective Time multiplied by (y) the excess of the Cash Amount over the applicable exercise price per share under such In-the-Money Option and (2) one CVR for each share of Common Stock subject thereto and (B) each Company Option that is not an In-the-Money Option was cancelled for no consideration. Pursuant to the Merger Agreement, prior to the closing time of the Offer, each share of the Company’s unvested restricted stock (the “Restricted Shares”) that was then outstanding became immediately vested in full. At the Effective Time, each Restricted Share that was then outstanding was cancelled and the holder of each such share was entitled to receive (i) the Cash Amount, less applicable tax withholding and (ii) one CVR.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (a) suspend trading of the Common Stock, (b) remove the Common Stock from listing on the Nasdaq prior to the open of trading on August 31, 2023 and (c) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all shares of Common Stock from Nasdaq and the deregistration of such shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the shares of Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as of the Effective Time, each of Thomas G. Wiggans, Uri A. Lopatin, M.D, Mark Auerbach, Deborah M. Autor, J.D., Laura J. Hamill, J. Jay Lobell, John C. Pottage Jr., M.D., Laurie Smaldone Alsup, M.D. and Michael Varney resigned from the board of directors of the Company (the “Company Board”). These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

In accordance with the Merger Agreement, immediately following the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors and officers of Merger Sub immediately prior to the Effective Time were James B. Tananbaum, Director, President and Chief Executive Officer, and Dennis D. Ryan, director, Chief Financial Officer and Secretary. Information regarding the new directors and executive officers has been previously disclosed in Schedule A of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Parent and Merger Sub on July 28, 2023.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on August 31, 2023, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, copies of which are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 8.01.	Other Events.

On August 31, 2023, the Company issued a press release announcing the completion of the Offer and Merger.  The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger between the Company, Parent and Merger Sub, dated July 16, 2023 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 16, 2023).*

3.1	Third Amended and Restated Certificate of Incorporation of Pardes Biosciences, Inc.
3.2	Amended and Restated Bylaws of Pardes Biosciences, Inc.
99.1	Press Release of Pardes Biosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
  A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARDES BIOSCIENCES, INC.

	By:	/s/ Dennis Ryan
	Name:	Dennis Ryan
	Title:	Chief Financial Officer and Secretary

Date: August 31, 2023